UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 3, 2008

OSAGE EXPLORATION AND DEVELOPMENT, INC.
(Exact name of small business issuer as specified in its charger)

Delaware	0-52718	26-0421736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2445 Fifth Avenue, Suite 310 San Diego, CA 92101	(619) 677-3956
(Address of principal executive offices)	(Issuer’s telephone number)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Independent Contractor Agreement

On July 2, 2008, Osage Exploration and Development, Inc. (the “Company”) entered into an independent contractor agreement (the “Agreement”) with E. Peter Hoffman, Jr. (“Hoffman”) pursuant to which Hoffman has agreed to provide the Company with various corporate finance advisory work over the next twelve months for which he will receive compensation of 1,000,000 shares of the Company’s common stock. Based upon a closing price of $0.50 for common stock on July 2, 2008, the shares provided to Hoffman have a value of $500,000.

Prior to this Agreement, Hoffman owned 5,040,000 shares of the Company’s common stock that he had previously purchased in private transactions.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of each of which is attached hereto as Exhibit 99.1 and which is incorporated herein in its entirety by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 with regard to the issuance of 1,000,000 shares of the Company’s common stock to Hoffman is hereby incorporated by reference into this Item 3.02. The foregoing securities were issued pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder and a restrictive legend was placed thereon.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Independent Contractor Agreement between Osage Exploration and Development, Inc. and E. Peter Hoffman, Jr. dated July 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

OSAGE EXPLORATION AND DEVELOPMENT, INC. (Registrant)

Date: July 3, 2008	By:	/s/ Kim Bradford
Kim Bradford President and Chief Executive Officer